Exhibit 99.1

iParty Corp. Reports Q2 Net Income and Announces Six New Stores for 2004

DEDHAM, Mass.—(BUSINESS WIRE)—July 28, 2004—iParty Corp. (AMEX: IPT - news), a party goods retailer which operates 40 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com, today reported financial results for its second quarter of fiscal year 2004.

For the quarter, consolidated revenues were $15.4 million, an 11.3% increase compared to $13.8 million for the second quarter of 2003.  This year’s second quarter revenues included a 2.5% increase in comparable store sales and the impact of five stores opened since the end of the second quarter of 2003.  Consolidated gross profit margin was 44.4% for the second quarter compared to 43.1% for the same period in 2003.  For the quarter, consolidated net income was $0.7 million, or $0.02 per basic and diluted share, compared to $0.4 million, or $0.01 per basic and diluted share, in the second quarter of 2003.  During the quarter, the Company reached a settlement with a third party in connection with the special charge previously recorded in fiscal year 2002.  The net settlement of $354,500 was recorded as other income.

For the six-month year-to-date period, consolidated revenues were $27.4 million, a 13.7% increase compared to $24.1 million for the first six months of 2003.  This year’s six-month year-to-date revenues included a 6.0% increase in comparable store sales.  Consolidated gross profit margin was 43.2% for the six-month period compared to 41.5% for the same period in 2003.  For the six-month year-to-date period, consolidated net loss was $0.1 million, or $0.01 per basic and diluted share, compared to $0.8 million, or $0.05 per basic and diluted share, for the first six months of 2003.

The Company also announced that it currently expects to open a total of six new stores in 2004.  Two of the six stores opened in the second quarter.  Three additional stores are scheduled to open in the third quarter before the Halloween season.  The sixth store is scheduled to open in November.

Sal Perisano, Chief Executive Officer of iParty Corp., commented, “We are pleased with our overall sales performance in the second quarter.  Our “everyday” merchandise categories continued to perform well and graduation and summer, two important seasonal businesses during this time of year, were particularly strong.”

“We are also pleased with our improvement in net income.  Excluding the other income of $354,500 recorded in the quarter, higher sales and margin led to an increase in net income over the same period in 2003 despite incurring the upfront expenses associated with opening our new stores and upgrading our systems.”

“In early July we completed the installation of new point-of-sale (“POS”) equipment and software in all of our stores.  We believe that our new POS system will help us increase operating efficiencies and further improve customer service.  As we look ahead, our immediate focus is preparing for our important Halloween season.  We feel we are well positioned for continued success during this season and beyond.”

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. (AMEX: IPT - news) is a party goods retailer which operates 40 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com.  iParty’s aim is to make throwing a successful event both stress-free and fun.  With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with a definitive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween.  iParty offers reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion.  Please visit our site at www.iparty.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:  This release contains forward-looking statements that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections, including those about the industry and markets in which iParty operates.  The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing iParty’s expectations or beliefs as of any date subsequent to the date of this press release.  Important factors that may affect future operating results include the effects of adverse changes in overall economic conditions, the success or failure of the Company’s efforts to implement its business strategy; the Company’s inability to obtain additional financing, if required; third-party suppliers’ failure to fulfill their obligations to the Company; unseasonable weather; intense competition; the availability of retail store space on reasonable lease terms; the failure of the Company’s systems or those of its third-party suppliers; general economic developments affecting consumer confidence or spending patterns, particularly in the New England region; compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-trade companies listed on the American Stock Exchange; and government regulation of the Internet.  For a discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K.

iPARTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the six months ended
	Jun 26, 2004	Jun 28, 2003	Jun 26, 2004	Jun 28, 2003
Revenues	$15,360,388	$13,805,555	$27,396,454	$24,093,132
Operating costs:
Cost of products sold	8,539,369	7,849,863	15,557,014	14,091,559
Marketing and sales	4,792,713	4,344,027	9,091,303	8,204,452
General and administrative	1,590,445	1,203,423	3,165,351	2,500,919

Operating income (loss)	437,861	408,242	(417,214)	(703,798)

Other income	354,500	—	354,500	—

Income (loss) before interest and income taxes	792,361	408,242	(62,714)	(703,798)

Interest income	829	409	1,009	988
Interest expense	(43,894)	(56,874)	(71,320)	(109,679)

Income (loss) before income taxes	749,296	351,777	(133,025)	(812,489)

Income taxes	—	—	—	—

Net income (loss)	$749,296	$351,777	$(133,025)	$(812,489)

Income/(loss) per share:
Basic	$0.02	$0.01	$(0.01)	$(0.05)
Diluted	$0.02	$0.01	$(0.01)	$(0.05)

Weighted-average shares outstanding:
Basic	37,698,128	36,678,920	20,675,562	17,187,437
Diluted	41,834,415	37,747,614	20,675,562	17,187,437

iPARTY CORP.

CONSOLIDATED BALANCE SHEETS

	Jun 26, 2004	Dec 27, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,398,317	$2,442,471
Restricted cash	487,638	533,284
Accounts receivable	666,608	487,934
Inventory, net	9,805,681	9,423,463
Prepaid expenses and other assets	440,644	483,925
Total current assets	13,798,888	13,371,077
Property and equipment, net	3,309,982	1,694,140
Other assets	146,545	86,763
Total assets	$17,255,415	$15,151,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,558,453	$3,095,848
Accrued expenses	2,976,402	2,306,902
Current portion of capital lease obligations	1,765	29,220
Borrowings under line of credit	4,872,255	3,760,671
Total current liabilities	11,408,875	9,192,641

Long-term liabilities:
Capital lease obligations, net of current portion	—	260
Other liabilities	422,166	406,209
Total long-term liabilities	422,166	406,469

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock - $.001 par value; 10,000,000 shares authorized,
Series A convertible preferred stock - 1,000,000 shares authorized; 0 and 1,000,000 shares issued and outstanding at Jun 26, 2004 and Dec 27, 2003, respectively (aggregate liquidation value of $0 at Jun 26, 2004)	—	1,000,000
Series B convertible preferred stock - 1,150,000 shares authorized; 527,204 and 611,080 shares issued and outstanding at Jun 26, 2004 and Dec 27, 2003, respectively (aggregate liquidation value of $10,544,080 at Jun 26, 2004)	7,844,794	9,092,870
Series C convertible preferred stock - 100,000 shares authorized, issued and outstanding (aggregate liquidation value of $2,000,000 at Jun 26, 2004)	1,492,000	1,492,000
Series D convertible preferred stock - 250,000 shares authorized, issued and outstanding (aggregate liquidation value of $5,000,000 at Jun 26, 2004)	3,652,500	3,652,500
Series E convertible preferred stock - 533,333 shares authorized; 296,667 and 389,439 shares issued and outstanding at Jun 26, 2004 and Dec 27, 2003, respectively (aggregate liquidation value of $1,112,500 at Jun 26, 2004)	1,112,500	1,460,396
Series F convertible preferred stock - 114,286 shares authorized, issued and outstanding (aggregate liquidation value of $500,000 at Jun 26, 2004)	500,000	500,000
Total convertible preferred stock	14,601,794	17,197,766

Common stock - $.001 par value; 150,000,000 shares authorized; 21,833,227 and 18,780,204 shares issued and outstanding at Jun 26, 2004 and Dec 27, 2003, respectively	21,833	18,780

Additional paid-in capital	50,152,069	47,554,621
Accumulated deficit	(59,351,322)	(59,218,297)
Total stockholders’ equity	5,424,374	5,552,870

Total liabilities and stockholders’ equity	$17,255,415	$15,151,980

Contact:

iParty Corp.

Patrick Farrell, 781-355-3717